SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On June 8, 2015, Dennis Liotta, a Class I director of Achillion Pharmaceuticals, Inc. (the “Company”), resigned from the Company’s Board of Directors.

Approval of 2015 Stock Incentive Plan

At the annual meeting of stockholders of the Company held on June 2, 2015 (the “2015 Annual Meeting”), the Company’s stockholders approved the Company’s 2015 Stock Incentive Plan (the “2015 Plan”). The 2015 Plan replaced the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”). Upon the approval of the 2015 Plan by stockholders, the 2006 Plan terminated, and all then outstanding awards under the 2006 Plan will remain in effect, but no additional awards will be made under the 2006 Plan. However, the terms of the 2006 Plan will continue to apply to awards previously granted under the 2006 Plan.

The 2015 Plan allows for the issuance of 6,900,000 new shares of common stock plus up to 1,894,444 shares of common stock that remained available for issuance under the previously approved 2006 Plan immediately prior to the effectiveness of the 2015 Plan, all of which shares rolled over and became available for issuance under the 2015 Plan upon its effectiveness. Solely to the extent that any of the 8,726,686 shares of common stock subject to awards that were issued and outstanding under the 2006 Plan immediately prior to the effectiveness of the 2015 Plan expire, terminate, are surrendered, cancelled or forfeited, such shares also will become available for the future grant of awards under the 2015 Plan. All of the foregoing share numbers are subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”), and are also subject to adjustment upon stock splits, stock dividends, and other specified events. Certain sub-limitations apply to the shares available for issuance under the 2015 Plan. The 2015 Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The maximum number of shares with respect to which awards may be granted to any participant under the 2015 Plan may not exceed 1,500,000 shares per fiscal year (subject to adjustment upon stock splits, stock dividends, and other specified events). The maximum aggregate number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant will be 10% of the maximum number of shares authorized for issuance under the 2015 Plan.

The material terms of the 2015 Plan are summarized on pages 18 through 27 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2015, which description is attached hereto as exhibit 99.1 and incorporated herein by reference. The description of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 2, 2015, the Company held its 2015 Annual Meeting. The Company’s stockholders considered and voted upon the following proposals at the meeting: (1) the election of each of Milind Deshpande, Jason Fisherman and Gary Frashier as the Company’s three Class III directors to serve until the Company’s 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified; (2) the approval of an advisory vote on executive compensation; (3) the approval of an amendment to the Company’s 2006 Employee Stock Purchase Plan, as amended, to increase the number of shares authorized for issuance under the plan by 1,700,000 shares; (4) the approval of the Company’s 2015 Stock Incentive Plan; and (5) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Each proposal was approved by the requisite number of votes. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1) The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve as a Class III director for a term to expire at the Company’s 2018 annual meeting of stockholders and until his successor is duly elected and qualified:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Milind Deshpande	80,555,431	480,799	64,677	22,030,105
Jason Fisherman	80,115,498	926,808	58,601	22,030,105
Gary Frashier	76,852,054	4,190,193	58,660	22,030,105

(2) The compensation of the Company’s named executive officers was approved on a non-binding advisory basis:

For	Against	Withheld	Broker Non-Votes
75,823,954	5,164,677	112,276	22,030,105

(3) The amendment to the Company’s 2006 Employee Stock Purchase Plan, as amended, to increase the number of shares authorized for issuance under the plan by 1,700,000 shares was approved:

For	Against	Withheld	Broker Non-Votes
79,495,887	1,315,113	289,907	22,030,105

(4) The Company’s 2015 Stock Incentive Plan was approved:

For	Against	Withheld	Broker Non-Votes
77,575,317	3,413,766	111,824	22,030,105

(5) The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified:

For	Against	Withheld
102,548,304	404,103	178,605

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2015 Stock Incentive Plan

99.1	Text of “PROPOSAL 4—APPROVAL OF THE 2015 STOCK INCENTIVE PLAN” from the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: June 8, 2015	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	2015 Stock Incentive Plan

99.1	Text of “PROPOSAL 4—APPROVAL OF THE 2015 STOCK INCENTIVE PLAN” from the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015